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                                                                    Exhibit 23.8

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 our report dated January 30, 1998, relating to the financial statements of Wilson Electric Company, Inc., which appears in Building One Services Corporation's Current Report on Form 8-K/A filed May 13, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Barry and Moore, P.C.

Barry and Moore, P.C.
Phoenix, AZ
December 23, 1999